             As Filed With the Securities and Exchange Commission on August 12, 2011

                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                   Washington, D.C. 20549

                                                   FORM S-1

                                                         Initial Filing

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                            CENTOR, INC.
                                   (Name of Small Business Issuer in its Charter)

Nevada	1000	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

                                                    4667A Dundas Street West, Etobicoke Ontario, Canada M9A 1A4

                                                                                         416-418-1582

                           (Address and telephone number of principal executive offices and principal place of business)

           Agent for Service:                                                                          With a Copy To:
          Nevada Agency and Transfer Company.                                                  Carrillo, Huettel LLP

           50 West Liberty Street, Suite 880                                                             3033 Fifth Ave. Suite 400

           Reno,  Nevada, 89251                                                                       San Diego, CA 92103
         (775) 322-0626                                                                                       Telephone (619) 546-6100

                                                                                                                               Fax: 619-546-6060

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company (Do not check if a smaller reporting company)

                                              CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	4,950,000	$99,000	$0.02	$99,000	$11.50

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

CENTOR, INC.

4,950,000 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a pre-exploration stage company.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

If we do not obtain additional financing, our business plan will fail. 7

If we fail to make required payments or expenditures, we could lose title to the mining claim. 8

Because we have only recently commenced business operations, we face a high risk of business failure. 8

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds. 8

If we do not find a joint venture partner for the continued development of our mining claim, we may not be able to advance exploration work. 8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail. 9

Because our directors and officers own the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 9

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found 9

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. 9

Because access to our mining claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts. 9

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program. 10

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found. 10

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing. 10

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares. 11

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 11

 Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 11

Use of Proceeds 12

Determination of Offering Price 12

Dilution 12

Selling Shareholders 12

Plan of Distribution 15

Legal Proceedings 18

Directors, Executive Officers, Promoters and Control Persons 18

Security Ownership of Certain Beneficial Owners and Management 20

Description of Securities 20

Interest of Named Experts and Counsel 22

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 23

Organization within Last Five Years 23

Description of Business 23

Management's Discussion and Analysis 29

Description of Property 34

Certain Relationships and Related Transactions 34

Market for Common Equity and Related Stockholder Matters 36

Executive Compensation 37

Financial Statements F-2 – F-14

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 40

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a pre-exploration stage company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have funds to complete phase 1 and a portion of phase 2 of our anticipated exploration program. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On May 27, 2011, we entered into a purchase agreement to acquire the Weepah Hills Prospect comprising of one claim block 14 claims respectively, and are located approximately 6 miles (9.6 km) northeast of Silver Peak and 21 miles (33.6 km) west-northwest of Goldfield, Nevada.  Access is via 7 miles (11 km) of paved and gravel roads from the town of Silver Peak.  The Weepah Hills Prospect is approximately 5 miles (8 km) south of the historic Weepah mine and 8.5 miles (14 km) northeast of the Mineral Ridge mine from Minquest, Inc. for the initial sum of $13,360 and subsequent additional payments as outlined in or purchase agreement ( See Exhibit 10.1).to purchase a 100% interest in the property. There is a 2% royalty interest attached to the claims in favor of Minquest, Inc. and the claims are registered in the name of Minquest, Inc. with the State of Nevada. There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Mr. Michael Gismondi and Andrea Grande, our directors and officers have had no previous experience in mineral exploration or operating a mining company. Our directors own 56.76% of our outstanding common stock. Since our directors own a majority of our outstanding shares and they are the sole directors and officers of our company they have the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by our directors are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mining claims to assess whether the claim possess any commercially viable mineral deposits. Until we can validate otherwise, the claims are without known reserves and we are planning a four phase program to explore our claims.

The claims are not accessible all year round, there are periods where our claims may be un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about eight to nine months per year. We plan commence exploration on our claims in September or October 2011 and our goal is to complete the first phase of exploration before November 30, 2011, and is contingent upon availability of an exploration crew.

4

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Preliminary Sampling, Geological and Geochemical Screening	Between September 1, 2011 and November 30, 2011
Phase Two	Detailed Evaluation, Geological Mapping, Site Prep, geophysics including VLF-EM and IP Surveys	Between March 1, 2012 and June 30, 2012
Phase Three	Permitting and Target Sampling Trenching: additional Geophysics as Warranted	Between July 1, 2012 and October 31, 2012
Phase Four	Drilling and follow up evaluation	Between May 1, 2013 and October 31 2013

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claims we will abandon the claims and stake or acquire new claims to explore. We will continue to stake and explore claims as long as we can afford to do so.

To date we have raised $56,000 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
March 31, 2011	$0.001	6,500,000	$6,500
March 31, 2011	$0.01	4,950,000	$49,500

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

5

Name, Address, and Telephone Number of Registrant

Centor, Inc.

4667A Dundas Street West

Etobicoke Ontario, Canada

M9A 1A4

416-418-1582

The Offering

Securities Offered	Being up to 4,950,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $     . Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 4,950,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	11,450,000 shares of our common stock are issued and outstanding as of. August 12, 2011. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

6

Summary Financial Information

The tables and information below are derived from our audited financial statements for year ended March 31, 2011 and interim financial statements for the period ended June 30, 2011. We have working capital of $33,590 as at June 30, 2011

Financial Summary	June 30, 2011	March 31, 2011
Cash	$ 33,590	$ 55,850
Total Assets	$ 33,590	$ 55,850
Total Liabilities	-	-
Total Liabilities and Stockholder's Equity	$ 33,590	$ 55,850

Statement of Operations	For the three months ended June 30, 2011	From inception (February 16, 2011) to June 30, 2011
Revenue	−	−
Net Loss For the Period	(22,260)	(22,410)
Net Loss per Share	(0.00)	−

The book value of our company's outstanding common stock is $0.00 per share as at                June 30, 2011.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and second phase of exploration on our mining claims. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claims. We have not made arrangements to secure any additional financing.

7

If we fail to make required payments or expenditures, we could lose title to the mining claims.

In order to retain title to the mining claims, we are required to renew the Weepah Hills claims on an annual basis totaling $151 per claim. If we fail to pay the required renewal fee, the mining claims will expire.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claims, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on February 16, 2011 and to date have been involved primarily in organizational activities, acquiring the mining claims and obtaining financing.

We have not earned any revenues to date and we have not achieved profitability as of June 30, 2011. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claims that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claims, we may incur increased operating expenses without realizing any revenues from our claims, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mining claims, we may not be able to advance exploration work.

If the results of our Phase Two, Phase Three and Phase Four exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claims. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our Directors and Officers have had no previous experience operating an exploration or mining company and because of this lack of experience they may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our directors and officers own the majority of our company's common stock, they have the ability to override the interests of the other stockholders.

Our Directors own 56.76% of our outstanding common stock and serves as our sole directors. Investors may find the corporate decisions influenced by our Directors are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claims contain commercially viable mineral deposits. The exploration program that we will conduct on our claims may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claims may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.

9

Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the State of Nevada. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claims, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on, February 16, 2011 and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

10

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 4,950,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.02 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 43.24% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

•

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

11

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the offering price of $0.01 is based on what we found could attract investors to invest in our high risk mineral exploration company. The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,950,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The offering was conducted at a price of $0.01 per share, of which 4,950,000 shares of common stock were sold and the offering was closed on March 31, 2011. The shares were sold solely by our Directors to their family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of August 12, 2011 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

1.

Number of shares owned by each before the offering;

2.

Total number of shares that are to be offered for each;

3.

Total number of shares that will be owned by each upon completion of the offering; and

4.

Percentage owned by each upon completion of the offering.

12

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Altion Andoni	200,000	200,000	Nil	Nil
Allison Bogoslowsky	100,000	100,000	Nil	Nil
Nina Barsegiants	150,000	150,000	Nil	Nil
Luccio Capalbo	200,000	200,000	Nil	Nil
Antonio Chiuccariello	200,000	200,000	Nil	Nil
Joseph Clarke	100,000	100,000	Nil	Nil
Giovanna Cozza	100,000	100,000	Nil	Nil
Marisa Cozza-Gargiulo	100,000	100,000	Nil	Nil
Dallas Dyer	100,000	100,000	Nil	Nil
Sarah Giannini	100,000	100,000	Nil	Nil
David Graham	100,000	100,000	Nil	Nil
Maxim Gutsan	150,000	150,000	Nil	Nil
Stella Hamel-Polson	150,000	150,000	Nil	Nil
Adam Hoffman	100,000	100,000	Nil	Nil
Kevin Isherwood	100,000	100,000	Nil	Nil
Jason Kapushynski	100,000	100,000	Nil	Nil
Eric Kratinshten	150,000	150,000	Nil	Nil
Jean Kyte	100,000	100,000	Nil	Nil
Ashley Lee	100,000	100,000	Nil	Nil
Jason Lolli	100,000	100,000	Nil	Nil
John Lovett	200,000	200,000	Nil	Nil
Kassaundra Martin	100,000	100,000	Nil	Nil
Anthony Murira	200,000	200,000	Nil	Nil
Anna Naryzhny	200,000	200,000	Nil	Nil
Karina Osipian	200,000	200,000	Nil	Nil
Raymond Poirier	100,000	100,000	Nil	Nil
Shannon Ruller	100,000	100,000	Nil	Nil

13

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Kamilla Sadykhova	200,000	200,000	Nil	Nil
Juliana Slizki	150,000	150,000	Nil	Nil
Valerie Skinner	200,000	200,000	Nil	Nil
Sergey Smalgo	200,000	200,000	Nil	Nil
Dale Sooknanan	100,000	100,000	Nil	Nil
Arthur Sunday	200,000	200,000	Nil	Nil
Laubov Tichonova	150,000	150,000	Nil	Nil
Alexandre Zop	150,000	150,000	Nil	Nil
Total	4,950,000	4,950,000

Family Relationships: There are no family relationships other than Marisa Cozza-Gargiulo and Giovanna Cozza and they are sisters

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 11,450,000 shares of common stock outstanding on August 12, 2011. The selling shareholders named in this prospectus are offering a total of 4,950,000 shares of common stock which represents 43.24% of our outstanding common stock on

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.

Has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

Has ever been one of our officers or directors; or

3.

Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

14

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to less requirements and regulations that are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

FINRA regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located in this prospectus.

15

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

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Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•

Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

Contains a toll-free telephone number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

With bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer's account.

17

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings previously or currently being undertaken for or against us, nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Michael Gismondi	37	President, Chief Executive Officer and Director since February 16, 2011
Andrea Grande	31	Secretary, Treasurer and Director since February 16, 2011

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The Directors named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Michael Gismondi: Mr.  Gismondi has acted as our President, Chief Executive Officer, Chief Financial officer and Director since our inception on February 16, 2011. Mr. Gismondi is currently employed and has been for the 8 years as an independent contractor and builder of new homes in the Toronto Area.

Andrea Grande: Mr.  Grande has acted as our Secretary, Treasurer, and Chief accounting Officer and Director since our inception on February 16, 2011.  Mr. Grande has been employed by Impact Manufacturing Solutions for the last 7 Years, where Mr. Grande is in charge of Sales and Marketing..

Given that our directors have no previous experience in mineral exploration or operating a mining and exploration company, our directors also lack accounting credentials, they intend to perform their job for us by engaging consultants who have experience in the areas where they are lacking. Our directors are also studying information about the Mining and Exploration industry to familiarize themselves with our business.

Significant Employees and Consultants

We have no significant employees other than our Directors and Officers. Mr. Michael Gismondi will devote approximately 10 hours per week or 25% of his working time based on a 40 hour work week to our business, With Mr. Andrea Grande contributing on an as needed basis.

Conflicts of Interest

Though our directors do not work with any other mineral exploration companies other than ours, they may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our directors.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a pre-exploration company and have no revenue.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 12, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Michael Gismondi President, Principal Executive Officer, Principal Financial Officer, and Director	5,000,000	43.66%

Common Stock	Andrea Grande Secretary, Treasurer, Principal Accounting Officer and Director	1,500,000	13.10%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	6.500,000	56.76%

The percent of class is based on 11,450,000 of common stock issued and outstanding as of August 12, 2011.

The persons listed above are the Directors and Officers of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

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Common Stock

As at August 12, 2011, 11,450,000 shares of common stock are issued and outstanding and held by 37 shareholders of record. In the opinion of our securities lawyers, Carrillo, Huettel LLP, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of August 12, 2011, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future, to purchase our securities.

Options

As of August 12, 2011, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of August 12, 2011, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

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Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our directors will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Council

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law firm Carrillo, Huettel LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Madsen and Associates CPA’s, Inc., of Murray, Utah, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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The summary geological report for our mining claims was prepared by Minquest, Inc. and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Minquest, Inc.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on February 16, 2011 under the laws of the state of Nevada. On the date of our incorporation, we appointed Michael Gismondi and Andrea Grande as our Directors. On February 16, 2011, Mr. Michael Gismondi was appointed President, Principal Executive Officer, Principal Financial Officer, and Andrea Grande was appointed Secretary, Treasurer and Principal Accounting Officer of the company. Our Directors may be deemed to be our promoters. On May 27, 2011 we entered into an agreement with Minquest Inc. to acquire a 100% interest in the Weepah Hills Prospect mining claims located in Esmeralda County Nevada, for an initial consideration totaling $13,360 and subsequent additional payments as outlined in or purchase agreement ( See Exhibit 10.1). The claims are currently registered in the name of Minquest, Inc.

Description of Business

Business Development

We are a pre-exploration stage company without operations, and we are in the business of mineral exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claims. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claims can be determined.

On May 27, 2011, we entered into a purchase agreement to acquire one mining claim block comprising of 14 claims, covering an area of 280 acres respectively, from Minquest, Inc. the claim block is known as the Weepah Hills Prospect.

23

The mining claims were staked by Minquest, Inc and on May 27, 2011, we entered into a purchase agreement to acquire one mining claim block comprising of 14 claims, covering an area of 280 acres respectively, from Minquest, Inc.  The mining claims are located in Esmeralda County Nevada, approximately 6 miles (9.6 km) northeast of Silver Peak and 21 miles (33.6 km) west-northwest of Goldfield, Nevada.  Access is via 7 miles (11 km) of paved and gravel roads from the town of Silver Peak.  The Weepah Hills prospect is approximately 5 miles (8 km) south of the historic Weepah mine and 8.5 miles (14 km) northeast of the Mineral Ridge mine and are in good standing until August 31, 2012. The total area of the mining claims amounts to approximately 280 acres.

Our Directors have had no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On May 27, 2011, we entered into an agreement with Minquest, Inc. They are familiar with the area of the Weepah Hills Prospect and have provided us with a summary report about the mining claims, describes the mining claims, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

The cost of the mining claim (shown as an impairment loss in our June 30, 2011 statement of operations) was $13,360 which represents the initial cost to acquire the claims and a summary geological report from Minquest, Inc. However, we will incur much more significant expenses in order to explore our claim as described in our Plan of Operation.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in USA or elsewhere.

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Location and Means of Access to Our Mining Claim

The Weepah Hills Prospect lies approximately 6 miles (9.6 km) northeast of Silver Peak and 21 miles (33.6 km) west-northwest of Goldfield, Nevada.  Access is via 7 miles (11 km) of paved and gravel roads from the town of Silver Peak.

25

Mining Claim Description

The Weepah Hills Prospect mining claims are unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the State of Nevada as described below. The claims cover an area of 280 acres. We have no insurance covering the claims. We believe that no insurance is necessary since the claims are unimproved and contain no buildings or improvements. The claim numbers, registered owner number, expiry date, number of units, and work requirement as typically recorded in the State of Nevada is as follows:

Claim Number	Registered Owner	Due Date	Number of Claims	Renewal Requirement
NMC996660-NMC996683	Minquest, Inc. (100%)	2012-Aug-31	14	$2,111

The Weepah hills Prospect mining claims are located in Esmeralda County, Nevada approximately 6 miles (9.6 km) northeast of Silver Peak and 21 miles (33.6 km) west-northwest of Goldfield, Nevada.  Access is via 7 miles (11 km) of paved and gravel roads from the town of Silver Peak.  The Weepah Hills prospect is approximately 5 miles (8 km) south of the historic Weepah mine and 8.5 miles (14 km) northeast of the Mineral Ridge mine.

There is no assurance that a commercially viable mineral deposit exists on the claim. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined. It is our intention to record the deed of ownership in the name of our subsidiary. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting Geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claims, we are required to renew the claims on an annual basis in the amount totaling $2,111 or approximately $151 per claim by August 31, 2011.

History of the Weepah Hills Prospect and of the Mining Claims Area

The following history is summarized from the report prepared by Minquest, Inc. concerning the mining claims. Until we can validate otherwise, the claims are without known reserves and we have planned a four phase program to explore our claims.

The Property was likely first discovered in the 1860’s when Silver Peak was first developed.  No production is reported for the area, although historic workings suggest some small shipments may have occurred from high-grade veins.  If so, the ore was probably shipped to the nearby Silver Peak mill.

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Recent exploration efforts began in the early 1980's when Grayhill Exploration sampled the property.  Since then WX Syndicate, Newmont and Mountain West Exploration have conducted exploration efforts totaling over US$100,000 in expenditures.

•

Grayhill Exploration

1983-84

Geochemical sampling

•

WX Syndicate

1986-91

4 RC holes for 500 feet (160 m)

•

Newmont

1988

Geochemical sampling

•

Mountain West

1991-92

Geochemical Sampling

A total of 500 feet (160 m) in 4 holes have been completed on the property.  All of the drilling was shallow and drilled in the pediment.  Drilling targeted the extension of mineralization within the range.  Drilling failed to encounter the mineralized zone because geology of the area was not understood.  This lack of understanding leaves substantial potential for development of ore reserves.

Geology of the Mining Claims

The property lies within the southern portion of the Walker Lane structural corridor.  Major mines within the lower portion of the Walker Lane include the Tonopah, Goldfield and Silver Peak.  Mineralization at the Weepah mine, Mineral Ridge mine, and the Weepah Hills prospect are hosted within the PreCambrian Wyman Formation, Reed Dolomite and Lone Mountain Formation.  The Wyman Formation is composed of up to 300 meters of micaceous shale, thin to thick-bedded limestone and interbedded quartzite.  The Reed Dolomite is composed of over 3000 feet of thick bedded dolostone with interbedded limestone and quartzite.  The Lone Mountain Formation is composed of more than 2100 feet of massive dolomite and limestone with thin interbeds of shaley limestone.  Gold and silver mineralization at the Weepah and Mineral Ridge mines are associated with quartz stockworks, silicified limestone and disseminations within low and high-angle shear zones. The Weepah and Mineral Ridge deposits contain past production and present reserves of nearly 1,000,000 ounces of gold with associated silver.

The Weepah Hills property contains excellent untested sediment hosted mineralization. Gold and silver mineralization identified at the Weepah Hills property is of similar grades as the nearby Weepah and Mineral Ridge mines.  Surface sampling have identified two zones from 1200 to 1500 feet long and up to 50 feet wide.  Select samples from old workings contain gold values from 1 to 7 g/t and 15 to 225 g/t silver.

Structure is the most important factor in ore control in the Silver Peak Mining District.  At the Mineral Ridge deposit ore controls are believed to be associated with detachment faults and high angle shear zones.  These structures have developed a system of stacked mineralized zones amenable to open-pit mining methods.  The historic Weepah mine is associated with a high angle fault zone with coincident lateral migration of mineralizing fluids.

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The Weepah Hills property has aspects of both nearby mines showing both low and high angle fault zones and associated mineralization.  The Weepah Hills mineralization is largely localized along three parallel structures which trend northerly.  The low angle structures measure 20 to 30 degrees dipping southeasterly and nearly parallel to bedding.  The high angle structures dip 70 to 80 degrees to the west.  The mineralization has been offset by a west-northwest fault on the south end and becomes covered by dolomite to the north.  Gold/silver is hosted by silicified limestone, quartz veined shale and iron rich shear zones. The highest grade mineralization occurs in iron rich quartz veins within shale beds.  Numerous dikes of intermediate to felsic origin have been mapped in within the core area.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Act for the State of Nevada. The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claims, but we believe this is unlikely.

Exploration Expenditures

As of August 12, 2011 we have not made any expenditures in regard to the actual exploration of our mining claims, other than spending $13,360 for our property acquisition and summary geological report.

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Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than our directors. We intend to retain the services of independent geologists and engineers on a contract basis to conduct the exploration program on the Weepah Hills Prospect.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C. 20549. You may obtain information from the Public Reference Room by calling the SEC at (202) 551-8090. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. “See Conventional and Electronic Reading Rooms: SEC Office of Freedom of Information and Privacy Act Operations at http://www.sec.gov/foia/efoiagp.htm#prradd”

Managements Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claims. We do not have enough funds to complete our Phase Three or Phase Four programs which we would plan to start in the summer of 2012, if the results of our Phase One and Phase Two exploration programs are encouraging. The following is a brief summary of our four phase exploration program:

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1.

The next anniversary date of our mining claims is August 31, 2011. In order to keep the claims in good standing we must perform and register exploration work with the State of Nevada of at least $2,111 on our mining claims as recommended by our consulting Geologist, we plan to conduct the first phase of our four phase exploration program starting in September or October, 2011. This Phase One exploration program is expected to cost approximately 6,400. A Geologist and assistant will cover the property taking rock, soil and stream sediment samples then ship to a laboratory for assay. The results obtained during the Phase One exploration program will be assembled, interpreted and we will review the results.

2.

With respect to our Phase Two program, our consulting geologist has indicated that we should budget approximately $30,090 for our Phase Two program. Our Phase two program is scheduled to proceed Between March 1, 2012 and June 30, 2012 A field crew will mobilize onto our claims, survey the claims and perform mapping and sampling (both soil And rock) and then demobilize from the area.

3.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

4.

If the Phase Three program were to proceed, our consulting Geologist has indicated that we should budget approximately $67,144 for our Phase three program. If we proceed with a Phase Three program we would do so between July 1, 2012 and October31, 2012 A field crew will mobilize onto our claims and perform a significant amount of trenching, mapping  to define mineralized targets and detailed sampling.

5.

In the case that the Phase Four program takes place, the results obtained during the Phase     Three program will be assembled, interpreted and we will review the results of the Phase three program. We will engage our consulting geologist to interpret the results of Phase Three and develop a summary report. At this stage we will have a significantly better understanding of any mineralization on our claims and be in a position to commence Diamond Drilling in 2013.

As at June 30, 2011, we had a cash balance of $33,590. If the results of the Phase One and Phase Two exploration program are encouraging, we will have to raise additional funds starting in January 2012 so that Phase three exploration could commence in May 2012.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two and Phase Three programs.. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claims to the joint venture partner.

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Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•

Our ability to raise additional funding;

•

The market price for copper, silver and gold;

•

The results of our proposed exploration programs on the mineral property; and

•

Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Phase One-Four Exploration Cost Review

The costs described which include the proposed budget of our Phase One through Phase Four exploration program as recommended by our consulting Geologist. The table below summarizes the cost estimate for the Phase One through Phase Four exploration programs.

BUDGET PHASE I                                                             Unit Cost, Units, Total Cost

Budget -Initial Engineering Report

Cost Element

Geologist Professional Fees                                                                    800

3

2400

Rock and Soil Samples 20 Samples                                                          30

20

600

Field Vehicles: Transportation Inclusive                                                100

3

300

Compilation and Data Input                                                                    700

3

2100

Report Preparation, Drafting and Copying, Communications                1000

1

1000

Total Including Contingencies                                                                                   6,400

BUDGET PHASE 11                                                            Unit Cost, Units, Total Cost

Induced Polarization Survey (IP):                                                            1500

     5      7500

Magnetometer VLF-EM Survey                                                               1500     5      7500

Geological Mapping and Supervision

                                                        800     5      4000

Environmental Permitting and Bonding

4000

1

4000

Assays and Analyses

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50

1400

Sample and Materials Transportations

1000

1

1000

Field Vehicles

120

5

600

Compilation and Data Input

700

2

1400

Report Preparation, Drafting and Copying, Communications

500

1

500

Subtotal

21900

Contingency 10%

2190

BUDGET PHASE 11

30090

31

BUDGET PHASE III                                                             Unit Cost Units Total Cost

Geochemical Sampling: Rock, Detailed Target Definition

20

300

6000

Geological Mapping and Supervision

800

16

12800

Environmental Permitting and Bonding

11000

1

11000

Road and Trail preparation

6000

1

6000

Trenching and Detailed Sampling

10000

1

10000

Assays and Analyses

28

150

4200

Sample and Materials Transportations

50

40

2000

Field Vehicles

120

12

1440

Compilation and Data Input

700

8

5600

Report Preparation, Drafting and Copying, Communications

2000

1

2000

Subtotal

61040

Contingency 10%

6104

BUDGET PHASE 111

67144

BUDGET - PHASE IV                                                         Unit Cost, Units, Total Cost

Diamond Drilling 5000 Feet                                                                       40

 5000  200000

Mob/Demob                                                                                          10000

      1     10000

Geological Mapping and Supervision                                                      800      30    24000

Environmental Permitting and Bonding                                               15000       1

    15000

Road and Trail preparation                                                                     6000       1

     6000

Assays and Analyses                                                                                   25  1000  25000

Sample and Materials Transportations

50

50

2500

Field Vehicles

120

40

4800

Compilation and Data Input                                                                       700     20   14000

Report Preparation, Drafting and Copying, Communications

5000

1

500

Contingencies

                                         30630

BUDGET PHASE IV

          336930

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside accountant is expected to charge us approximately $500 to prepare our quarterly financial statements and approximately $1,000 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,000 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claims may not contain a commercially viable mineral deposit. If our mining claims do not contain a commercially viable deposit this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

32

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine. In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claims uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate and complete our exploration on the Weepah Hills Prospect However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of  gold, silver and copper recovered from our mining claims will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars;

•

All cash flows are generated in United States dollars; and

SEC Filing Plan

We intend to become a reporting company in 2011 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, in order to complete registration of our common stock.

33

Results of Operations

We have had no operating revenues since our inception on February 16, 2011, through to June 30, 2011. Our activities have been financed from the proceeds of share subscriptions. From our inception, on February 16, 2011, to June 30, 2011, we have raised a total of $56,000 from private offerings of our common stock.

For the period from inception on February 16, 2011 to June 30, 2011 we incurred total expenses of $22,410. These expenses included general and administrative costs, and an impairment loss on mineral claims of $13,360.

Liquidity and Capital resources

At June 30, 2011 we had a cash balance of $33,590. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 4667A Dundas Street West,  Etobicoke  Ontario Canada.                                                                                                                                                                Our President, Michael Gismondi, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have one mining claim block comprised of 14 claims located in Esmeralda County, Nevada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

On May 27, 2011 we entered into a purchase agreement to acquire one mining claim block, comprised of 14 claims from Minquest, Inc.  The claims are registered in the name of Minquest, Inc. a Nevada Corporation. Additionally, Mr. Michael Gismondi donates services and rent to us at no cost to the Company.

34

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoters of our company are Michael Gismondi and Andrea Grande. Except for the transactions with Mr. Gismondi noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Except as noted above, none of the following parties has, since our inception on February 16, 2011 had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

35

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with FINRA on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of August 12, 2011, we had 11,450,000 shares of our common stock outstanding of which 4,950,000 shares are owned by 35 non-affiliate shareholders and 6,500,000 shares that are owned by our 2 Directors and Officers who are affiliates.

Subject to the Rule 144 volume limitations described in the paragraph below there are 6,500,000 shares of our common stock owned by our directors that can potentially begin to be sold pursuant to Rule 144 on March 31, 2012

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of August 12, 2011 we have 37 holders of our common stock.

36

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Gismondi, Principal Executive Officer 1	2011	-	-	-	-	-	-	-	0
Andrea Grande, Secretary, Treasurer 2	2011	-	-	-	-	-	-	-	0

[1] Appointed President on February 16, 2011
[2] Appointed Secretary, Treasurer on February 16, 2011
None of our directors have received monetary compensation since our inception. We currently do not pay any compensation to our directors serving on our board of directors.

37

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Gismondi	-	-	-	-	-	-	--	-	-
Andrea Grande	-	-	-	-	-	-	--	-	-

Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreements with Mr. Gismondi or Mr. Grande with respect to compensating Mr. Gismondi and Mr. Grande for their management services provided to the company. Additionally, we provide no pension plan for Mr. Gismondi or Mr. Grande. We have no policy to compensate our Directors for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on February 16, 2011

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with our directors and we do not pay any salary to them. There is an understanding between our company and our directors that they will work for us at no cost. He will not be compensated for past, current, or future work.

38

Financial Statements

Centor, Inc.
(An Pre-Exploration Stage Company)

March 31, 2011

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and

Stockholders of Centor Inc.

(A Pre-Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Centor Inc. (A Pre-Exploration Stage Company) (The Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from February 16, 2011 (date of inception) to March 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centor Inc. (a Pre-Exploration Stage Company) as of March 31, 2011, and the results of its operations and its cash flows for the period from February 16, 2011 (date of inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Madsen & Associates CPA’s, Inc.”

Murray, Utah

August 11, 2011

CENTOR INC.
(A PRE-EXPLORATION STAGE COMPANY)
BALANCE SHEET

March 31,
2011

ASSETS

Current assets:

Cash	$ 55,850

Total assets	$ 55,850

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$ -

Total liabilities	-

Commitments and contingencies

Stockholders' equity:

Common stock, 75,000,000 shares authorized, $ .001 par value,
11,450,000 shares issued and outstanding	11,450
Additional paid in capital	44,550
Deficit accumulated during the pre-exploration stage	(150)

Total stockholders' equity	55,850

Total liabilities and stockholders' equity	$ 55,850

The accompanying notes are an integral part of these financial statements

                                                                          F-2

CENTOR, INC.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

From February 16, 2011
(Inception) to March 31, 2011

Operating expenses:

General and administrative	$ 150

Total operating expenses	150

Net loss for the period	$ (150)

Weighted average shares outstanding (basic and diluted)

Net loss per share, basic and diluted

The accompanying notes are an integral part of these financial statements

                                                                                       F-3

CENTOR INC.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM FEBRUARY 16, 2011 (INCEPTION) TO MARCH 31, 2011

				Deficit
	Common Stock			Accumulated
			Additional	During the
	Number of	Common	Paid-in	Pre-Exploration
	Shares	Stock	Capital	Stage	Total

Balance at February 16, 2011 (Inception)	-	-	-	-	-

Shares issued at $0.001	6,500,000	6,500			6,500
Shares issued at $0.01	4,950,000	4,950	44,550		49,550

Net loss				(150)	(150)

Balance at March 31, 2011	11,450,000	11,450	44,550	(150)	55,850

                                                                                    F-4

CENTOR INC.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

From February 16, 2011
(Inception) to March 31, 2011

Cash flow from operating activities:
Net loss	$ (150)
Adjustments to reconcile net loss to net cash used in operating activities:
-
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	-

Net cash used in operating activities	(150)

Cash flows from financing activities:
Proceeds from issuance of common stock	56,000

Net cash provided by financing activities	56,000

Increase/Decrease in cash during the period	55,850

Cash, beginning of period	-

Cash, end of period	$ 55,850

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -
Interest	$ -

The accompanying notes are an integral part of these financial statements

F-5

CENTOR, INC.

(An Pre-Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Centor Inc. (the "Company") was incorporated in the State of Nevada on February 16, 2011. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a pre-exploration stage company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on February 16, 2011 to March 31, 2011.

Mineral Claim Acquisition and Exploration Costs

Mineral claim acquisition costs are initially capitalized when incurred. These costs are then assessed for impairment when factors are present to indicate the carrying costs may not be recoverable. Mineral exploration costs are expensed when incurred.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

F-6

CENTOR, INC.

(An Pre-Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash and deposits. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. The Company has net operating losses of $150 as of March 31, 2011, with an approximate deferred tax asset of $51 that has been fully offset by a valuation allowance. These net operating losses begin to expire in 2031.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – STOCKHOLDERS’ EQUITY

During March 2011 the Company received $56,000 for common stock subscriptions. 6,500,000 of these shares were subscribed for by the officers and Directors of the Company at $.001 per share. The remaining 4,950,000 shares were subscribed for by third parties at $.01 per share.

NOTE 4 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of March 31, 2011 the Company had incurred accumulated losses since inception of $150. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

                                                                                     F-7

CENTOR, INC.

(An Pre-Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2011

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

NOTE 5 – SUBSEQUENT EVENTS

On May 27th, 2011 the Company entered into a purchase agreement with Minquest Inc. to purchase 14 claims In Esmeralda County Nevada known as the Weepah Hills Prospect. The company has subsequently paid to Minquest a total of $13,360 towards the purchase of the Weepah Hills prospect.

F-8

Financial Statements

Centor, Inc.
(An Pre-Exploration Stage Company)

June 30, 2011

Index
Balance Sheets	F-9
Statement of Operations	F-10
Statement of Cash Flows	F-11
Notes to the Financial Statements	F-6-16

CENTOR, INC.
(A PRE-EXPLORATION STAGE COMPANY)
BALANCE SHEETS

(UNAUDITED)

	June 30,	March 31,
	2011	2011

ASSETS

Current assets:

Cash	$ 33,590	$ 55,850

Total assets	$ 33,590	$ 55,850

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts Payable and Accrued Liabilities	-	-

Total liabilities	-	-

Commitments and contingencies	-	-

Stockholders' equity:
	-	-
issued and outstanding at June 30, 2011 and March 31, 2011
Common stock; authorized 75,000,000; $0.001 par value; 11,450,000 shares
issued and outstanding at June 30, 2011 and March 31, 2011	11,450	11,450
Paid in capital	44,550	44,550
Deficit accumulated during the pre-exploration stage	(22,410)	(150)

Total stockholders' equity	33,590	55,850

Total liabilities and stockholders' equity	$ 33,590	$ 55,850

The accompanying notes are an integral	part of these financial statements

                                                                   F-9

CENTOR, INC.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30, 2011	From Inception (February 16, 2011) to June 30, 2011

Operating Expenses:

General and administrative	$ 8,900	$ 9,050
Impairment loss on mineral claims	13,360	13,360

Net loss for the period	22,260	$ 22,410

Net loss per share:
Basic and diluted	$ (0.00)

Weighted average number of shares outstanding:
Basic and diluted	11,450,000

The accompanying notes are an integral part of these financial statements

                                                                   F-10

CENTOR, INC.
(A PRE-EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended June 30, 2011	From Inception (February 16,2011) to June 30, 2011

Cash flow from operating activities:
Net loss	$ (22,260)	$ (22,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on mineral claims	13,360	13,360
Changes in operating assets and liabilities:
(Decrease) Increase in accounts payable	-	-

Net cash used in operating activities	(8,900)	(9,050)

Cash flows from financing activities:
Proceeds from issuance of common stock		56,000
Proceeds from common stock subscription	-	-

Net cash provided by financing activities	-	56,000

Decrease in cash during the period	(8,900)	46,950

Cash, beginning of period	55,850	-

Cash, end of period	$ 46,950	$ 46,950

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -
Interest	$ -	$ -

The accompanying notes are an integral part of these financial statements

                                                                   F-11

CENTOR, INC.

(A Pre-exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

                                                          June 30, 2011

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Centor Inc. (the "Company") was incorporated in the State of Nevada on February 16, 2011. The Company was organized to develop and explore mineral properties in the State of Nevada.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a pre-exploration stage company.

In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the three months ended June 30, 2011 are not necessarily indicative of the results that can be expected for the year ending March 31, 2012.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on February 16, 2011 to June 30, 2011.

                                                                                      F-12

CENTOR, INC.

(A Pre-exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

                                                        June 30, 2011

(Unaudited)

Mineral Property Acquisition and Exploration Costs

Mineral property acquisition costs are initially capitalized when incurred. These costs are then assessed for impairment when factors are present to indicate the carrying costs may not be recoverable. Mineral exploration costs are expensed when incurred.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash and deposits. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. The Company has net operating losses of $22,410 as of June 30, 2011, with an approximate deferred tax asset of $7,600 that has been fully offset by a valuation allowance. These net operating losses begin to expire in 2031.

                                                                           F-13

CENTOR, INC.

(A Pre-exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

                                                         June 30, 2011

(Unaudited)

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF MINERAL CLAIMS

On May 27th, 2011 the Company entered into a purchase agreement with Minquest Inc. to purchase 14 mineral claims In Esmeralda County Nevada known as the Weepah Hills Prospect. The Company paid $13,360 for the acquisition of these claims, during the three months ended June 30, 2011. Under this agreement, further acquisition payments totaling $705,000 and claim expenditure payments totaling $2,920,000 are due through the year 2021, for title to transfer to the Company.

NOTE 4 – STOCKHOLDERS’ EQUITY

During March 2011 the Company received $56,000 for common stock subscriptions. 6,500,000 of these shares were subscribed for by the officers and Directors of the Company at $.001 per share. The remaining 4,950,000 shares were subscribed for by third parties at $.01 per share.

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of June 30, 2011 the Company had incurred accumulated losses since inception of $22,410. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

                                                                          F-14

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on February 16, 2011, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-X that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

40

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

II-1.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	11.50
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	1,250
Auditor Fees and Expenses	12,500
Electronic Filing Fees	3,750
Transfer Agent Fees	600
Total	$23,111.50

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

II-2

Recent Sales of Unregistered Securities

As of August 12, 2011 we have sold 11,450,000 shares of unregistered securities. All of these shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

1.

we issued 6,500,000 shares of common stock at a price of $0.001 per share for cash proceeds of $6,500 received from our Directors;

2.

we issued 4,950,000 shares of common stock at a price of $0.01 per share for cash proceeds of $49,500,000 to  non-affiliate Canadian residents.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

II-3

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Subscription Agreement
5.1	Opinion and Consent of Carrillo Huettel LLP
10.1	Property Agreement
14.1	Financial Code of Ethics
23.1	Consent of Independent Auditor
23.2	Consent of Minquest Inc.
23.3	Consent of Lawyer Carrillo Huettel LLP See Exhibit 5.1

II-4

Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first

II-6

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Etobicoke, Province of Ontario on August 12, 2011 Centor, Inc.

By:

/s/ Michael Gismondi
Michael Gismondi
Director, President, Principal Financial Officer and Principal Financial Officer

/s/ Andrea Grande                                                                                                                        Andrea Grande
Director, Secretary, Treasurer, Principal Accounting Officer

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Michael Gismondi

Michael Gismondi
Director, President, Principal Executive Officer and Principal Financial Officer

/s/Andrea Grande                                                                                                                        Andrea Grande
Director, Secretary, Treasurer, Principal Accounting Officer

August 12, 2011